UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road St. Louis MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On December 7, 2011, the Company issued a press release commenting on the Company’s settlement with the Department of Justice, the United States Attorney’s Office for the District of Massachusetts, the Office of Inspector General of the Department of Health and Human Services and the TRICARE Management Activity (collectively the “United States”). The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The settled lawsuit was filed by Constance Conrad (“Relator”) on August 29, 2002 in the United States District Court for the District of Massachusetts styled United States ex rel. Constance Conrad, et al. v. Abbott Laboratories, Inc., et al., Civil No. 02-CV-11738-NG (D.Mass), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C § 3730(b), against multiple defendants, including the Company. Specifically, the Relator alleged that the Company failed to advise the Centers for Medicare and Medicaid Services (“CMS”) that certain products marketed by ETHEX Corporation, including Nitroglycerin Extended Release Capsules and Hyoscyamine Sulfate Extended Release Capsules, did not qualify for coverage under federal healthcare programs. On December 6, 2011 the parties entered into a Settlement Agreement to resolve this dispute. Pursuant to the Settlement Agreement, the Company agreed to pay the United States a total sum of $17.0 million, plus interest, in installments over five years as follows:

Payment Amounts	Payment Due Date
$636,051.37	December 15, 2011
$—	March 15, 2012
$—	June 15, 2012
$225,637.64	September 14, 2012
$224,895.45	December 14, 2012
$599,153.26	March 15, 2013
$596,184.51	June 14, 2013
$593,215.76	September 13, 2013
$590,247.01	December 13, 2013
$587,278.26	March 14, 2014
$584,309.51	June 13, 2014
$1,081,340.76	September 13, 2014
$1,075,403.26	December 15, 2014
$1,069,465.76	March 16, 2015
$1,063,528.26	June 15, 2015
$1,057,590.76	September 15, 2015
$2,051,653.26	December 15, 2015
$2,039,778.26	March 15, 2016
$2,027,903.26	June 15, 2016
$2,715,525.04	September 15, 2016

In addition, the Company agreed to pay certain attorneys’ fees and costs to Relator’s counsel. The Company did not admit any wrong doing in connection with the allegations raised in the complaint, and upon the initial payment, the United States and Relator shall: 1) dismiss with prejudice all claims relating to the alleged conduct with regard to Nitroglycerin Extended Release Capsules and Hyoscyamine Sulfate Extended Release Capsules; 2) dismiss all remaining claims asserted in the complaint with prejudice to the Relator; and 3) dismiss all remaining claims asserted in the complaint without prejudice to the United States.

The Settlement Agreement provides the United States with various remedies and potential penalties for any failure by the Company to abide by the payment terms contained therein, including the right of the United States to rescind its release, offset any monies owed to the Company by the United States, seek payment for the full amount of its claim against the Company, and exclude the Company from participating in any Federal healthcare program.

The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated December 7, 2011 issued by K-V Pharmaceutical Company.

The Company will post this Report on its Internet website at www.kvpharmaceutical.com. References to the Company’s website address are included in this Report and the press release only as inactive textual references and the Company does not intend them to be active links to its website. Information contained on the Company’s website does not constitute part of this Report or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
VP, General Counsel and Secretary